UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2007

PRIVATEBANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

____________________________

Delaware	000-25887	36-3681151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)
70 West Madison Chicago, Illinois		60602 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 683-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 14, 2007, PrivateBancorp, Inc. (“PrivateBancorp”) consummated the sale of $100 million aggregate principal amount of its 3-5/8% Contingent Convertible Senior Notes due 2027 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The net proceeds from the offering, after deducting the initial purchaser’s discount and the estimated offering expenses payable by PrivateBancorp, was approximately $98.8 million. Pursuant to the terms of the purchase agreement between PrivateBancorp and the initial purchaser, RBC Capital Markets Corporation (the “Initial Purchaser”), the Initial Purchaser has a 30-day option to purchase up to an additional $15 million aggregate principal amount of Notes.

The Notes are governed by an Indenture, dated March 14, 2007 (the “Indenture”), between PrivateBancorp and LaSalle Bank National Association, as Trustee, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Notes will be senior, unsecured obligations of PrivateBancorp and will pay interest on March 15 and September 15 each year at a rate of 3 5/8% per year. The Notes will mature on March 15, 2027, and will be convertible under the following certain circumstances into cash and, if applicable, shares of PrivateBancorp’s common stock at an initial conversion price of $45.05 per share (or an initial conversion rate of approximately 22.1976 shares per $1,000 principal amount of Notes):

•
if during any fiscal quarter PrivateBancorp’s common stock price for at least 20 trading days during certain 30 trading-day periods is more than 130% of the conversion price of the Notes then in effect;

•	if PrivateBancorp has called the Notes for redemption;

•
during the five business-day period after any five consecutive trading-day period in which the trading price for the Notes for each day of that period was less than 98% of PrivateBancorp’s common stock price multiplied by the conversion rate then in effect;

•	if certain corporate transactions, including certain fundamental changes, as specified in the Indenture, occur; or

•	during the 30 days before the maturity date of the Notes or before any scheduled repurchase date.

In general, upon conversion of a Note, the holder will receive cash equal to the lesser of $1,000 and the conversion value of the Note plus, if applicable, shares of common stock of PrivateBancorp for any conversion value in excess of $1,000.

On or after March 20, 2009, PrivateBancorp may redeem any or all of the Notes at a redemption price in cash equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. Holders of Notes may require PrivateBancorp to repurchase all or a portion of their Notes for cash on specified dates, or upon an occurrence of a fundamental change involving PrivateBancorp, at a purchase price equal to 100% of the principal amount of Notes plus accrued and unpaid interest and additional interest, if any, to, but excluding, the repurchase date.

In connection with the sale of the Notes, PrivateBancorp entered into a registration rights agreement, dated March 14, 2007, with the Initial Purchaser (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, PrivateBancorp has agreed to file within 90 days of the date on which the Notes were first issued a shelf registration statement for resales of the Notes and the shares of common stock issuable upon conversion of the Notes. PrivateBancorp is further obligated to use its reasonable efforts to cause the shelf registration statement to become effective under the Securities Act as soon as practicable and in any event not later than 180 days after March 14, 2007. If PrivateBancorp fails to comply with certain of its obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Notes under specified circumstances. A copy of the Registration Rights Agreement is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes and the underlying shares of common stock that may be issuable upon conversion of the Notes have not been registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by references to the Indenture, the form of Note and the Registration Rights Agreement filed herewith.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Notes and the underlying shares of PrivateBancorp common stock that may be issuable upon conversion of the Notes in certain circumstances have not been registered under the Securities Act or any state securities laws. PrivateBancorp offered and sold the Notes to the Initial Purchaser in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchaser then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1  Indenture, dated March 14, 2007, between PrivateBancorp, Inc. and LaSalle Bank National Association, as Trustee.

Exhibit 4.2  Form of 3-5/8% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.1).

Exhibit 4.3     Registration Rights Agreement, dated March 14, 2007, between PrivateBancorp, Inc. and the Initial Purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIVATEBANCORP, INC.

Date: March 14, 2007	By:	/s/Dennis L. Klaeser
Dennis L. Klaeser
Chief Financial Officer

EXHIBIT INDEX

Number	Description

Exhibit 4.1	Indenture, dated March 14, 2007, between PrivateBancorp, Inc. and LaSalle Bank National Association, as Trustee.
Exhibit 4.2	Form of 3-5/8% Contingent Convertible Senior Note due 2027 (included in Exhibit 4.1).
Exhibit 4.3	Registration Rights Agreement, dated March 14, 2007, between PrivateBancorp, Inc. and the Initial Purchaser.